SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2002

Guilford Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

     Guilford Pharmaceuticals Inc. announced today that it has received a nonapprovable letter from the U.S. Food and Drug Administration concerning its Supplemental New Drug Application for GLIADEL® Water for the treatment of patients with newly diagnosed malignant glioma. A press release containing additional information was issued today and is attached hereto as Exhibit 99.1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: March 20, 2002	By:	/s/ Craig R. Smith, M.D.
Craig R. Smith, M.D. Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Page

99.1	Press Release dated March 20, 2002	5